Exhibit 99.1

Intermountain Healthcare Selects R1 for Integrated, Enterprise-wide Revenue Cycle
Expanded Partnership Supports Health System’s Broader Initiative to Focus Where It Drives Greatest Value: Patient Care

CHICAGO, Jan. 24, 2018 – R1 RCM Inc. (NASDAQ:RCM), a leading provider of technology-enabled revenue cycle management (RCM) and physician advisory services to healthcare providers, today announced an expanded 10-year agreement with longstanding customer Intermountain Healthcare to be the exclusive RCM provider across all Intermountain Healthcare patient care sites.

Since 2011, Intermountain has leveraged R1 through a co-managed service model where R1 worked in combination with Intermountain’s revenue cycle operations team to optimize operations from scheduling and patient access through claims and payment. The expanded relationship centers on an operating partner model for fully managed revenue cycle operation across inpatient and preventative care settings. Intermountain will rely on R1 to provide and manage the full spectrum of RCM needs.

With R1’s investments in developing the technology and commercial infrastructure needed to optimally run end-to-end revenue cycle operations for large health systems, Intermountain will be able to focus on creating more seamless, cost-effective, efficient, and patient-centric revenue cycle operations across the enterprise. R1 will also play a consultative role with Intermountain in this integrated RCM approach amidst an evolving healthcare landscape, and one where clinical outcomes link directly to the revenue cycle.

“We have a self-issued challenge to innovate our own organization as we look to the type of health system we want and need to be for patients, members and communities in the years to come,” said Bert Zimmerli, executive vice president and chief financial officer of Intermountain. “As we look toward providing the highest value at the lowest cost, transitioning our revenue cycle operations to R1 is a critical part of this evolution. R1 has proven the value it delivers to the business side of what we do, and the continuous advancements in the company’s services and technology allow us to expand our relationship with them”.

In conjunction with this partnership, R1 and Intermountain will create a world-class RCM product development and technology solution center in Salt Lake City, Utah. With a team focused on cultivating leading revenue cycle solutions co-located alongside RCM operations, this center of excellence is poised to be at the forefront of the healthcare industry’s financial transformation. Intermountain currently employs a regional focus for RCM operations like many other health systems across the country; consolidating RCM operations into a single-geography footprint will help reduce costs while optimizing operational efficiency and quality. As part of the arrangement, R1 will welcome 2,300 Intermountain Healthcare employees to be part of R1.

“Intermountain is a forward-thinking leader in the healthcare industry,” said Joseph Flanagan, president and CEO of R1. “By implementing a fully integrated model across its inpatient and preventative care settings, Intermountain is ready to greatly improve its RCM. We believe this move speaks to the broader industry trend of pioneers like Intermountain simplifying RCM with an enterprise-wide approach to better serve and benefit patients and providers alike.”

About R1 RCM
R1 serves as the one revenue cycle management partner for select hospitals and healthcare systems regardless of their payment models, partner engagement structures, or settings of care. The Company uses a proven operating model based on the R1 Performance Stack℠ designed to fit seamlessly into any healthcare organization’s infrastructure and to enhance the patient experience, improve provider economics, and provide revenue predictability. To learn more visit: r1rcm.com.
About Intermountain Healthcare
Intermountain Healthcare is a Utah-based not-for-profit system of 22 hospitals, 180 clinics, a Medical Group with some 1,500 employed physicians, a health insurance and related operations company called SelectHealth, and other health services. Intermountain is widely recognized as a leader in transforming healthcare through evidence-based best practices, high quality and sustainable costs. For more information about Intermountain, visit www.intermountainhealthcare.org.

Forward Looking Statements
This press release includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to our ability to successfully integrate transitioned Intermountain employees, as well as the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016, our 2017 quarterly reports on Form 10-Q and any other periodic reports that the Company files with the Securities and Exchange Commission.
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Contact:
R1 RCM Inc.
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Atif Rahim
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